EXHIBIT 3.1

SECOND AMENDED AND RESTATED
BY-LAWS

OF
EMCOR GROUP, INC.

(A Delaware Corporation)

ARTICLE I
STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK.

(a) Shares of stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware (the “General Corporation Law”). Every holder of stock in the Corporation that is certificated shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares owned by such person in the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(b) Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, any certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

(c) The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTEREST.

The Corporation may, but shall not be required to, issue fractions of a share.

3. STOCK TRANSFERS.

Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4. RECORD DATE FOR STOCKHOLDERS.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date has been fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5. MEANING OF CERTAIN TERMS.

As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Amended and Restated Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Amended and Restated Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Amended and Restated Certificate of Incorporation, including any preferred stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.

6. STOCKHOLDER MEETINGS.

(a) TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

(b) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time, fix or may be held solely by means of remote communication.

(c) CALL. Annual meetings and special meetings may be called by the Board of Directors or by an officer instructed by the Board of Directors to call the meeting. Special meetings, unless otherwise provided by the General Corporation Law, shall be called by the Board of Directors upon written request delivered to the Secretary of the Corporation by the holder(s) of at least 25% of the then outstanding shares of the Corporation. Such request shall be signed by each such holder, stating the number of shares owned by each holder, and shall indicate the purpose of the requested meeting. In addition, any stockholder(s) requesting a special meeting shall promptly provide any other information reasonably requested by the Corporation.

(d) NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally, by mail or by email or other electronic transmission, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such person's address as it appears on the records of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, it shall not be necessary to give notice of the adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, of the adjourned meeting are provided in accordance with the General Corporation Law, unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

(e) STOCKHOLDER LIST. There shall be prepared and made, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

(f) CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the President, a Vice President, a chairman for the meeting chosen by the Board of Directors or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation or, in such person's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman for the meeting shall appoint a secretary of the meeting.

(g) PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such person's attorney-in-fact or indicate authorization by verifiable electronic transmission. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

(h) INSPECTORS AND JUDGES. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed by the Board of Directors, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of such person's duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by such person or persons and execute a certificate of any fact so found.

(i) QUORUM. Except as the General Corporation Law or these Amended and Restated By-Laws may otherwise provide, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

(j) VOTING. Each stockholder entitled to vote in accordance with the terms of the Amended and Restated Certificate of Incorporation and of these Amended and Restated By-Laws, or, with respect to the issuance of preferred stock, in accordance with the terms of a resolution or resolutions of the Board of Directors, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. In any election of directors by stockholders, other than a contested election, a nominee for director shall be elected if the number of votes properly cast “for” such nominee’s election exceeds the number of votes properly cast “against” or “withheld” from such nominee’s election. For purposes of this Section 6, broker non-votes and abstentions shall be counted for purposes of the quorum but shall not be counted as constituting votes cast either “for”, “against” or “withheld”. In a contested election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this By-Law a contested election shall be deemed to occur if the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election as a director in compliance with the advance notice requirements for stockholder nominees for director set forth in the By-Laws of the Corporation and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails or emails or otherwise electronically transmits its notice of meeting for such meeting to stockholders. Any other action by stockholders shall be authorized by a majority of the votes cast except where the Amended and Restated Certificate of Incorporation or the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.

Voting by ballot shall not be required for corporate action except as otherwise provided by the General Corporation Law.

(k) ADVANCE NOTICE. At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder entitled to vote at such meeting who complies with the procedures set forth in this Section 6(k).

Any stockholder entitled to vote at such annual meeting may propose business (other than nominations for the election of Directors) to be included in the agenda of such meeting only if written notice of such stockholder's intent is given to the Secretary of the Corporation, either personally, by mail, postage prepaid, or by email or other electronic transmission not earlier than 120 days nor later than 90 days in advance of the anniversary of the date of the immediately preceding annual meeting or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary shall set forth in writing as to each business matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the stockholder, (e) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any securities of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments, (h) any other information relating to such stockholder, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission thereunder, (i) a representation that the stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (j) a certification as to whether or not the stockholder has complied with all applicable federal, state and other legal requirements in connection with the stockholder’s acquisition of shares of capital stock or other securities of the Corporation and the stockholder’s acts or omissions as a stockholder (or beneficial owner of securities) of the Corporation, (k) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, and (l) any material interest of the stockholder in such business. Notwithstanding anything in these Amended and Restated By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The officer of the Corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and, if the person should so determine, the person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Nominations for the election of Directors may be made by the Board of Directors or any stockholder entitled to vote for the election of Directors. Any stockholder entitled to vote for the election of Directors at the annual meeting of the stockholders of the Corporation may nominate a person or persons for election as a Director only if written notice of such stockholder's intent to make such nomination is given to the Secretary of the Corporation, either personally, by mail, postage prepaid, or by email or other electronic transmission not earlier than 120 days nor later than 90 days in advance of the anniversary of the date of the immediately preceding annual meeting or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth in writing (a) the name and address, as they appear on the Corporation's books, of the stockholder who intends to make the nomination of the person or persons to be nominated for election as a Director, (b) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (c) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or a Derivative Instrument directly or indirectly owned beneficially or of record by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the stockholder, (d) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any securities of the Corporation, (e) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (f) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments, (g) any other information relating to such stockholder, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, (h) a representation that the stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (i) a certification as to whether or not the stockholder has complied with all applicable federal, state and other legal requirements in connection with the stockholder’s acquisition of shares of capital stock or other securities of the Corporation and the stockholder’s acts or omissions as a stockholder (or beneficial owner of securities) of the Corporation, and (j) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee or nominees or otherwise to solicit proxies or votes from stockholders in support of such nomination in accordance with Rule 14a-19 under the Exchange Act. Such notice must state as to each nominee that the stockholder proposes for election as a Director (a) all other information regarding such nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated, or was intended to be nominated, for election as a Director by the Board of Directors the consent of such nominee to serve as a Director of the Corporation if so elected, (b) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning the nominating stockholder, or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand, and, (c) a covenant to complete a questionnaire required of directors and officers within 10 days of being provided one. The Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

For purposes hereof, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

For purposes of this By-Law, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 6(k), and in order for any notification required to be delivered by a stockholder pursuant to this Section 6(k) to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.

Unless otherwise required by law, (a) no stockholder shall solicit proxies in support of Director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 under the Exchange Act and (b) if any stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. If any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall (i) provide to the Corporation prompt notice of the stockholder’s failure to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (ii) upon request by the Corporation, deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 6(d).

ARTICLE II

DIRECTORS

1. FUNCTIONS AND DEFINITION.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

2. QUALIFICATIONS AND NUMBER.

A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board of Directors shall consist of not less than five Directors and not more than twelve Directors as fixed from time to time by resolution of a majority of the Directors then in office.

3. ELECTION AND TERM.

The Board of Directors at the time of the adoption of these Amended and Restated By-Laws shall hold office until the first annual meeting of stockholders following the adoption of these Amended and Restated By-Laws and until their successors have been elected and qualified or until their earlier resignation or removal. Any Director may resign at any time upon written notice to the Corporation. Thereafter, Directors who are elected at an annual meeting of stockholders, and Directors who are elected in the interim to fill vacancies and newly created Directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancies in the Board of Directors, including vacancies resulting from the removal of Directors for cause or without cause, any vacancy in the Board of Directors may be filled solely by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

4. THE CHAIRMAN OF THE BOARD OF DIRECTORS.

The Chairman of the Board of Directors, if present and acting, shall preside at all meetings of the Board of Directors; otherwise, the Lead Director, if any and if present, shall preside, or if the Lead Director does not so preside, any other Director chosen by the Board shall preside.

5. LEAD DIRECTOR.

The Board of Directors may, at its discretion, appoint a Lead Director. The Lead Director must meet the criteria for independence required under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed. The Lead Director, if any, shall be elected annually by a majority vote of the independent Directors then in office. The Lead Director shall preside over all meetings of the Board of Directors at which the Chairman of the Board is not present and perform such other duties as the Board of Directors shall prescribe.

6. MEETINGS.

(a) TIME. Regular meetings shall be held at such time as the Board shall fix. Special meetings may be called upon notice.

(b) FIRST MEETING. The first meeting of each newly elected Board may be held immediately after each annual meeting of the stockholders at the same place at which the meeting is held, and no notice of such meeting shall be necessary to call the meeting, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and place, if any, as shall be specified in the notice given as provided for special meetings of the Board of Directors, or at such time and place, if any, as shall be fixed by the consent in writing of all of the Directors.

(c) PLACE. Meetings, both regular and special, shall be held at such place within or without the State of Delaware as shall be fixed by the Board or may be held solely by means of remote communication.

(d) CALL. No call shall be required for regular meetings for which the time and place, if any, have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Lead Director, if any, or the President, or of a majority of the Directors.

(e) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place, if any, have been fixed.

Written, oral or any other mode of notice of the time and place, if any, shall be given for special meetings at least twenty-four hours prior to the meeting; notice may be given by telephone, facsimile or email or other electronic transmission (in which case it is effective when given) or by mail (in which case it is effective seventy-two hours after mailing by prepaid first class mail). The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any Director who signs a written waiver of such notice before or after the time stated therein. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f) QUORUM AND ACTION. A majority of the authorized number of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors then in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the authorized number of Directors. Any Director may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and such participation in a meeting of the Board shall constitute presence in person at such meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the act of the Board shall be the act by vote of a majority of the Directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Amended and Restated By-Laws which govern a meeting of Directors held to fill vacancies and newly created Directorships in the Board.

(g) CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Lead Director, if any and if present and acting, or any other Director chosen by the Board, shall preside.

7. REMOVAL OF DIRECTORS.

Any or all of the Directors may be removed for cause or without cause by the stockholders.

8. COMMITTEES.

The Board of Directors may, by resolution passed by a majority of the authorized number of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

9. ACTION IN WRITING.

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing, writings, electronic transmission, or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

10. PROXY ACCESS FOR DIRECTOR NOMINATIONS.
(a) PROXY ACCESS. Whenever the Board solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 10, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board, including through a committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board by any stockholder or group of no more than twenty -five (25) stockholders (provided that a group of funds under common management and investment control shall be treated as one stockholder) that satisfies the requirements of this Section 10 (the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 10 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s proxy materials (including the proxy card) pursuant to this Section 10. For purposes of this Section 10, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the Exchange Act, and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 10, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Additionally, the Corporation will not be required to include in its proxy materials any successor, substitute or replacement nominee if the Eligible Stockholder does not provide timely notice thereof in writing and in proper form to the Secretary of the Corporation in accordance with this Section 10.

(b) TIMELINESS OF NOTICE. To be timely, the Notice of Proxy Access Nomination must be delivered to or mailed to and received by, the Secretary of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation issued its proxy statement for the previous year’s annual meeting of stockholders, or, if the date of the annual meeting of stockholders is more than 30 days earlier or more than 60 days later than the anniversary date of the most recent annual meeting of stockholders, then not later than the close of business on the 10th day after public announcement of the meeting date.

(c) MAXIMUM NUMBER OF STOCKHOLDER NOMINEES.

(i) MAXIMUM NUMBER OF STOCKHOLDER NOMINEES. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 25% of the number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 10 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 25%, but not less than two. In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of Directors in office as so reduced.

(ii) PERSONS CONSIDERED IN CALCULATION OF MAXIMUM NUMBER OF STOCKHOLDER NOMINEES. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 10 has been reached: (i) any Stockholder Nominee whom the Board decides to nominate as a Board nominee and (ii) any Stockholder Nominee who is subsequently withdrawn.

(iii) RANKING STOCKHOLDER NOMINEES. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 10 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10 exceeds the maximum number of nominees provided for in this Section 10, the highest ranking Stockholder Nominee who meets the requirements of this Section 10 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, proceeding in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 10 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d) OWNERSHIP. For purposes of this Section 10, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses (a) the sole power to vote or direct the voting, (b) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (c) the sole power to dispose of or direct the disposition. The number of shares calculated in accordance with clauses (a), (b) and (c) shall not include any shares (i) sold by such stockholder in any transaction that has not been settled or closed, (ii) borrowed by such stockholder for any purposes or purchased by such stockholder pursuant to an agreement to resell or (iii) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock of the Corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares or (B) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on five business days’ notice or (ii) the Eligible Stockholder has delegated any voting power by means of proxy, proxy of attorney, or other instrument or arrangement that is revocable at any time by the Eligible Stockholder.

(e) REQUIRED OWNERSHIP PERCENTAGE; MINIMUM HOLDING PERIOD. In order to make a nomination pursuant to this Section 10, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 10 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 10, the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is 3 years.

(f) INFORMATION TO BE PROVIDED.

(i) INFORMATION TO BE PROVIDED BY ELIGIBLE STOCKHOLDER. Within the time period specified in this Section 10 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of

Proxy Access Nomination is delivered to, physically or electronically, or mailed to and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act (or any successor provisions); (iii) the information, representations, and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to the third paragraph of Section 6(k) of Article I of these Amended and Restated By-Laws; (iv) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a Director if elected; (v) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (D) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (E) will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (vi) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (B) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 10.

(ii) INFORMATION TO BE PROVIDED BY STOCKHOLDER NOMINEE. Within the time period specified in this Section 10 for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) has disclosed to the Corporation all agreements, arrangements, or understandings with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director, (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with, applicable law and all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed and publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation and (iv) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. At the request of the Corporation, each nominee for election as a Director of the Corporation must submit to the Secretary of the Corporation all completed and signed questionnaires required of directors and officers. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each nominee is independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors.

(g) NOTICE OF DEFECT. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(h) EXCLUSIONS. The Corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 10, a Stockholder Nominee (i) for which the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board pursuant to the advance notice requirements for stockholder nominees for Director set forth in paragraph three of Section 6(k) of Article I of these Amended and Restated By-Laws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s

Directors, in each case as determined by the Board, (iv) whose election as a member of the Board would cause the Corporation to be in violation of these Amended and Restated By-Laws, the Amended and Restated Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 10 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board or any committee thereof, (viii) the Eligible Stockholder or the applicable Stockholder Nominee has breached any of their obligations under the these Amended and Restated By-Laws, or (ix) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 10.

(i) INVALIDITY. Notwithstanding anything to the contrary set forth herein, the Board or the chairman of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 10, as determined by the Board or the chairman of the meeting, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 10.

(j) GROUP MEMBERSHIP. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 10.

(k) RULE 14A-19. To the extent Rule 14a-19 under the Exchange Act applies and Rule 14a-19 requires treatment inconsistent with this Section 10, then the applicable inconsistent provisions of this Section 10 will not apply; provided, however, in order for an Eligible Stockholder’s notice to be considered timely, this Section 10 may require notice to be delivered to the Corporation prior to the applicable dates set forth in Rule 14a-19 under the Exchange Act.

ARTICLE III

OFFICERS

1. EXECUTIVE OFFICERS.

The Board of Directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents (which may be denominated with additional descriptive titles), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as it may determine. Any number of offices may be held by the same person.

2. TERM OF OFFICE: REMOVAL.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor has been elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may remove any officer for cause or without cause, and the chief executive officer may remove any other officer for cause or without cause.

3. AUTHORITY AND DUTIES.

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Amended and Restated By-Laws, or, to the extent not so provided, by the Board of Directors.

4. THE PRESIDENT.

The President shall be the chief executive officer of the Corporation unless otherwise determined by a resolution adopted by the Board of Directors.

5. VICE PRESIDENTS.

Any Vice President who may have been appointed, in the absence or disability of the President, shall perform the duties and exercise the powers of the President, in the order of seniority, and shall perform such other duties as the Board of Directors shall prescribe.

6. THE SECRETARY.

The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary (or in such officer's absence, an Assistant Secretary, but if neither is present another person selected by the chairman for the meeting) shall have the duty to record the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose.

7. THE TREASURER.

The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and shall perform such other functions as might be given to him by the President of the Corporation.

ARTICLE IV

CORPORATE SEAL
AND
CORPORATE BOOKS

The corporate seal shall be in such form as the Board of Directors shall prescribe. The books of the Corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.

ARTICLE V

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

INDEMNITY

(a) Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

(b) Any indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees) actually and reasonably incurred by such indemnitee in connection with the defense or settlement of such action, suit or proceeding if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court in which such suit, action or proceeding was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the Corporation.

(d) The rights to indemnification and to advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Amended and Restated Certificate of Incorporation, a By-Law of the Corporation, agreement, vote of stockholders or disinterested Directors or otherwise.

(e) The indemnification and advancement of expenses provided by this article shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VII

AMENDMENTS

The Amended and Restated By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting.

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